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                                                                     EXHIBIT 4.6

                                 RBX CORPORATION

                     Common Stock, Par Value $0.01 Per Share

                        12% Senior Secured Notes Due 2006

                               AMENDMENT NO. 1 TO

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                                                              New York, New York

                                                                December 7, 2001

The Equitable Life Assurance Society of the     PPM America Special Investments
     United States                                CBO II, L.P.
c/o Alliance Capital Management L.P.            c/o PPM America, Inc.
1345 Avenue of the Americas                     225 West Wacker Drive
New York, New York 10105                        Suite 1200
                                                Chicago, Illinois 60606

Alliance Capital Investment Opportunities Fund  Foothill Partners III, L.P.
c/o Alliance Capital Management L.P.            c/o Foothill Capital Corporation
1345 Avenue of the Americas                     2450 Colorado Avenue
New York, New York 10105                        Suite 3000 West
                                                Santa Monica, California 90404
PPM America Special Investments Fund, L.P.
c/o PPM America, Inc.
225 West Wacker Drive
Suite 1200
Chicago, Illinois 60606





Ladies and Gentlemen:

           1. Reference is made to that certain Registration Rights Agreement, dated August 27, 2001 (the "Agreement"), by and among RBX Corporation, a Delaware corporation (the "Issuer"), RBX Industries, Inc., a Delaware corporation (the "Guarantor" and, together with the Issuer, the "Company"), and The Equitable Life Assurance Society of the United States, Alliance Capital Investment Opportunities Fund, PPM America Special Investments Fund, L.P., PPM America Special Investments CBO II, L.P. and Foothill Partners III, L.P. (individually an "Initial Purchaser" and collectively the "Initial Purchasers").

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        2. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

        3. Section 1(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

           1.      Shelf Registration.  (a)  The Company:
                   ------------------

                   (i)  shall cause to be filed with the Securities and Exchange

           Commission (the "Commission"), on or before February 22, 2002, a shelf registration statement (the "Registration Statement") on an appropriate form under the Securities Act, relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); and

                   (ii) shall use its reasonable best efforts to have such Shelf Registration declared effective by the Commission as soon as practicable thereafter, but in no event later than April 20, 2002;

           provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Transfer Restricted Securities held by it covered by such Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

        4. Except as expressly provided herein, the Agreement is hereby ratified and confirmed in its entirety.

                            [Signature Pages Follow]

                                       2

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         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this Amendment will become a binding agreement among the several Initial Purchasers, the Issuer and the Guarantor in accordance with its terms.

                                                Very truly yours,

                                                RBX CORPORATION


                                                By:/s/ Thomas W. Tomlinson
                                                   -----------------------------
                                                      Thomas W. Tomlinson,
                                                      Vice President - Finance


                                                RBX INDUSTRIES, INC.


                                                By:/s/ Thomas W. Tomlinson
                                                   -----------------------------
                                                      Thomas W. Tomlinson,
                                                      Vice President - Finance

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The foregoing Amendment No. 1 to Registration Rights
Agreement is hereby confirmed and accepted as of the date first above written.

The Equitable Life Assurance Society of the
  United States


    By: /s/ signature illegible
        -----------------------------
        Authorized Signatory

Alliance Capital Investment Opportunities Fund

  By: Alliance Capital Management L.P.

    By: /s/ signature illegible
        -----------------------------
        Authorized Signatory

PPM America Special Investments Fund. L.P

  By: PPM America, Inc.

    By: /s/ signature illegible
        -----------------------------
       Authorized Signatory

PPM America Special Investments CBO II, L.P.

  By: PPM America, Inc.

    By: /s/ signature illegible
        -----------------------------
       Authorized Signatory

Foothill Partners III, L.P.

  By: Foothill Capital Corporation

    By: /s/ signature illegible
        -----------------------------
        Authorized Signatory

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